For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Ian Bailey (215)409-7287 Bailey-Ian@aramark.com

Aramark Reports Strong Second Quarter Earnings
And Reaffirms 2016 Outlook
***
Adjusted EPS Increased 8%1 to $0.39
Adjusted Operating Income Margin Increased 30 Basis Points to 6.2%

Philadelphia, PA, May 11, 2016 - Aramark (NYSE:ARMK), a global leader in food, facilities management and uniforms, today reported second quarter results and reaffirmed its earnings outlook for fiscal 2016.

KEY HIGHLIGHTS

•	GAAP sales of $3.6 billion, up 1% on an organic basis;

•	Adjusted operating income increased 6%[1] to $221 million. GAAP operating income of $172 million;

•	Adjusted earnings per share increased 8%[1] to $0.39. GAAP EPS of $0.27;

•	Adjusted operating income margin increased 30 basis points to 6.2%[1]. GAAP operating income margin of 4.8%.

•	Full year adjusted EPS expectations unchanged, $1.65 to $1.75.
1 Constant currency

“We delivered another quarter of strong financial and operational performance,” said Eric J. Foss, Chairman, President and CEO. “Despite a challenging global macro environment, the combination of our resilient business model and focused strategy is driving improved innovation and customer satisfaction. That improvement, coupled with targeted investments to enhance execution and efficiency adds confidence in our ability to achieve sustained profitability expansion and shareholder value creation going forward.”

SECOND QUARTER SALES RESULTS*

	Q2 '16 GAAP Sales	Q2 '15 GAAP Sales	GAAP Change	Organic Change
FSS North America	$2,520M	$2,519M	Flat	1%
FSS International	664	700	(5%)	1%
Uniform & Career Apparel	391	376	4%	4%
Total Company	$3,575M	$3,595M	(1%)	1%
* May not total due to rounding.

Organic sales growth in the quarter was in-line with the company’s expectations, and was adversely impacted by previously announced strategic portfolio exits and the timing of the earlier Easter holiday. These items are estimated to have reduced second quarter sales growth by approximately 100 basis points and 50 basis points, respectively. Underlying organic sales growth remains broad based, with notable gains in Education, Uniforms and Emerging Markets during the quarter.

SECOND QUARTER ADJUSTED OPERATING INCOME (AOI) RESULTS*

	Q2 '16 AOI	Q2 '15 AOI	AOI Change	AOI Change Constant Currency	Q2 '16 GAAP Operating Income	Q2 '15 GAAP Operating Income
FSS North America	$158M	$154M	3%	4%	$137M	$128M
FSS International	30	30	Flat	6%	25	20
Uniform & Career Apparel	46	42	9%	9%	44	42
Unallocated Corporate	(12)	(13)			(33)	(35)
Total Company	$221M	$213M	4%		$172M	$155M
Effect of Currency Translation	4
Constant Currency AOI	$225M			6%
* May not total due to rounding.

The company continued to drive solid productivity gains from food, labor and overhead initiatives in the second quarter, particularly in its FSS North America base locations. FSS International’s operating results reflect ongoing productivity gains with notable improvement in emerging markets trends as the company executes its previously announced exits from unprofitable Latin American geographies. Consistent with expectations, the Uniform & Career Apparel segment results improved both sequentially from the first quarter and versus the prior year as start-up costs associated with recent capacity expansion have begun to normalize.

SECOND QUARTER SUMMARY
Adjusted net income was $96 million or $0.39 per share, versus adjusted net income of $91 million or $0.37 per share in the second quarter of 2015. The stronger U.S. dollar versus the prior year period decreased sales by approximately $67 million, operating income by $4 million and earnings per share by $0.01 in the quarter.

During the quarter the company completed its acquisition of the Irish specialty food and merchandise retailing company, Avoca Handweavers Limited. The results from this entity will be excluded from organic growth and adjusted operating income calculations for its first year of consolidation. Accordingly, in the second quarter approximately $8 million of revenue and $0.75 million of operating loss was excluded from organic sales and adjusted operating income, respectively.

On a GAAP basis, sales were $3.6 billion, operating income was $172 million, net income attributable to Aramark stockholders was $66 million and diluted earnings per share were $0.27. This compares to the second quarter of 2015 where on a GAAP basis, sales were $3.6 billion, operating income was $155 million, net income attributable to Aramark stockholders was $60 million and diluted earnings per share were $0.24. Second quarter GAAP diluted earnings per share increased 13% year-over-year.

LIQUIDITY & CAPITAL STRUCTURE
As of April 1, 2016 the company’s total debt was $5.4 billion, representing a reduction of approximately $160 million versus the prior year’s second quarter end. Total trailing 12-month debt to adjusted EBITDA was 4.1x, an approximate 25 basis point reduction versus the prior year measurement. Corporate liquidity remains strong, and at quarter end the company had approximately $860 million in cash and availability on its revolving credit facility.

2016 OUTLOOK
The company’s outlook for 2016 adjusted EPS remains unchanged within a range of $1.65 to $1.75 per share, which includes 4 cents of currency headwind.

CONFERENCE CALL SCHEDULED
The company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) delivers experiences that enrich and nourish people’s lives through innovative services in food, facilities management, and uniforms. United by a passion to serve, our 270,000 employees make a meaningful difference each day for millions of people in 21 countries around the world. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, rated number one among Diversified Outsourcing Companies, as well as among the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

# # #

Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions and divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "2007 LBO"); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted EBITDA
Adjusted EBITDA represents Adjusted Operating Income (Constant Currency) further adjusted to exclude the impact of all other depreciation and amortization expense.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of discontinued operations; the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and other items impacting comparability, less the tax impact of these adjustments. Management believes that the presentation of adjusted net income is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the company.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

We use Adjusted Sales (Organic), Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income (including on a constant currency basis) as supplemental measures of our operating profitability and to control our cash operating costs. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with GAAP. Adjusted Sales (Organic), Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Leveraged Buy-out - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the company's issuances of share-based awards and the related employer payroll tax expense incurred by the company when employees exercise in the money stock options or vest in restricted stock awards.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN ($6.6 million for the second quarter of 2015 and $10.3 million for the year-to-date 2015), organizational streamlining initiatives ($8.0 million net expense for the second quarter of 2016 and $7.1 million net expense for the year-to-date 2016 and $2.1 million net expense reduction for the second quarter of 2015 and $2.9 million net expense reduction for the year-to-date 2015), and other consulting costs related to transformation initiatives ($3.2 million for the second quarter of 2016 and $6.7 million for the year-to-date 2016 and $1.8 million for the second quarter of 2015 and $7.4 million for the Year-to-Date 2015).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that acquisitions and divestitures had on the comparative periods.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as insurance reserve adjustments due to favorable claims experience ($8.3 million for the year-to-date 2015), loss on divestitures ($4.3 million for the second quarter and year-to-date 2015), expenses related to long-term disability payments (approximately $2.3 million for the second quarter and year-to-date 2016), additional asset impairment associated obligations preparing a property for sale ($1.7 million for the year-to-date 2016), expenses related to a secondary offering of common stock by certain of our stockholders ($0.4 million for the second quarter of 2015 and $1.5 million for the year-to-date 2015), the impact of the change in fair value related to certain gasoline and diesel agreements ($2.2 million loss for the second quarter of fiscal 2016 and $2.9 loss million for the year-to-date 2016 and $0.8 million gain for the second quarter of 2015 and a loss of $2.8 million for the year-to-date 2015) and other miscellaneous expenses.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business and other factors set forth in the “Risk Factors,” -“ Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 1, 2015 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	April 1, 2016	April 3, 2015

Sales	$3,574,822	$3,594,627

Costs and Expenses:
Cost of services provided	3,209,710	3,239,214
Depreciation and amortization	120,291	125,142
Selling and general corporate expenses	72,707	75,418
	3,402,708	3,439,774
Operating income	172,114	154,853
Interest and other financing costs, net	71,751	71,206
Income before income taxes	100,363	83,647
Provision for income taxes	33,866	23,542
Net income	66,497	60,105
Less: Net income attributable to noncontrolling interest	143	282
Net income attributable to Aramark stockholders	$66,354	$59,823

Earnings per share attributable to Aramark stockholders:
Basic	$0.27	$0.25
Diluted	$0.27	$0.24

Weighted Average Shares Outstanding:
Basic	241,901	237,453
Diluted	248,270	246,019

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Six Months	Six Months
	Ended	Ended
	April 1, 2016	April 3, 2015

Sales	$7,285,097	$7,296,980

Costs and Expenses:
Cost of services provided	6,504,233	6,526,495
Depreciation and amortization	247,809	250,425
Selling and general corporate expenses	146,848	163,304
	6,898,890	6,940,224
Operating income	386,207	356,756
Interest and other financing costs, net	143,071	143,129
Income before income taxes	243,136	213,627
Provision for income taxes	83,203	67,902
Net income	159,933	145,725
Less: Net income attributable to noncontrolling interest	236	405
Net income attributable to Aramark stockholders	$159,697	$145,320

Earnings per share attributable to Aramark stockholders:
Basic	$0.66	$0.62
Diluted	$0.64	$0.59

Weighted Average Shares Outstanding:
Basic	241,205	236,040
Diluted	248,013	245,381

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	April 1, 2016	October 2, 2015
Assets

Current Assets:
Cash and cash equivalents	$147,724	$122,416
Receivables	1,473,654	1,444,574
Inventories	575,548	575,263
Prepayments and other current assets	224,345	236,870
Total current assets	2,421,271	2,379,123
Property and Equipment, net	989,756	959,345
Goodwill	4,591,958	4,558,968
Other Intangible Assets	1,072,182	1,111,980
Other Assets	1,253,253	1,186,941
	$10,328,420	$10,196,357

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$42,241	$81,427
Accounts payable	749,665	850,040
Accrued expenses and other current liabilities	1,107,506	1,249,521
Total current liabilities	1,899,412	2,180,988
Long-Term Borrowings	5,366,112	5,184,597
Other Liabilities	1,003,573	937,311
Redeemable Noncontrolling Interest	9,980	10,102
Total Stockholders' Equity	2,049,343	1,883,359
	$10,328,420	$10,196,357

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months	Six Months
	Ended	Ended
	April 1, 2016	April 3, 2015

Cash flows from operating activities:
Net income	$159,933	$145,725
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	247,809	250,425
Deferred income taxes	29,832	(1,329)
Share-based compensation expense	29,373	31,501
Changes in operating assets and liabilities	(260,231)	(359,363)
Other operating activities	3,083	11,758
Net cash provided by operating activities	209,799	78,717

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(233,833)	(220,738)
Acquisition, divestitures and other investing activities	(55,501)	767
Net cash used in investing activities	(289,334)	(219,971)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	123,153	147,630
Payments of dividends	(45,795)	(40,685)
Proceeds from issuance of common stock	16,524	16,652
Other financing activities	10,961	40,721
Net cash provided by financing activities	104,843	164,318
Increase in cash and cash equivalents	25,308	23,064
Cash and cash equivalents, beginning of period	122,416	111,690
Cash and cash equivalents, end of period	$147,724	$134,754

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	April 1, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,520,188	$664,002	$390,632		$3,574,822
Operating Income (as reported)	$137,236	$24,560	$43,734	$(33,416)	$172,114
Operating Income Margin (as reported)	5.4%	3.7%	11.2%		4.8%

Sales (as reported)	$2,520,188	$664,002	$390,632		$3,574,822
Effect of Currency Translation	17,000	49,897	—		66,897
Effects of Acquisitions and Divestitures	—	$(7,970)	—		(7,970)
Adjusted Sales (Organic)	$2,537,188	$705,929	$390,632		$3,633,749
Sales growth (as reported)	—%	-5.1%	3.9%		-0.6%
Adjusted Sales Growth (Organic)	0.7%	0.9%	3.9%		1.1%

Operating Income (as reported)	$137,236	$24,560	$43,734	$(33,416)	$172,114
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	18,438	147	(644)	—	17,941
Share-Based Compensation	282	112	89	14,211	14,694
Severance and Other Charges	1,840	4,015	2,480	2,870	11,205
Effects of Acquisitions and Divestitures	—	760	—	—	760
Gains, Losses and Settlements impacting comparability	485	—	—	3,955	4,440
Adjusted Operating Income	$158,281	$29,594	$45,659	$(12,380)	$221,154
Effect of Currency Translation	1,700	1,969	—	—	3,669
Adjusted Operating Income (Constant Currency)	$159,981	$31,563	$45,659	$(12,380)	$224,823

Adjusted Operating Income Growth	3.0%	-0.3%	9.2%		4.0%
Adjusted Operating Income Growth (Constant Currency)	4.1%	6.3%	9.2%		5.8%
Adjusted Operating Income Margin (Constant Currency)	6.3%	4.5%	11.7%		6.2%

	Three Months Ended
	April 3, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,519,127	$699,698	$375,802		$3,594,627
Adjusted Sales (Organic)	$2,519,127	$699,698	$375,802		$3,594,627

Operating Income (as reported)	$127,582	$20,371	$41,631	$(34,731)	$154,853
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	27,531	227	(619)	—	27,139
Share-Based Compensation	962	2,569	213	15,925	19,669
Severance and Other Charges	(2,388)	2,148	—	6,601	6,361
Gains, Losses and Settlements impacting comparability	—	4,367	600	(404)	4,563
Adjusted Operating Income	$153,687	$29,682	$41,825	$(12,609)	$212,585

Operating Income Margin (as reported)	5.1%	2.9%	11.1%		4.3%
Adjusted Operating Income Margin	6.1%	4.2%	11.1%		5.9%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Six Months Ended
	April 1, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$5,142,829	$1,358,921	$783,347		$7,285,097
Operating Income (as reported)	$305,565	$54,583	$94,077	$(68,018)	$386,207
Operating Income Margin (as reported)	5.9%	4.0%	12.0%		5.3%

Sales (as reported)	$5,142,829	$1,358,921	$783,347		$7,285,097
Effect of Currency Translation	48,102	131,952	—		$180,054
Effects of Acquisitions and Divestitures	—	(7,970)	—		$(7,970)
Adjusted Sales (Organic)	$5,190,931	$1,482,903	$783,347		$7,457,181
Sales growth (as reported)	1.2%	-6.8%	3.7%		-0.2%
Adjusted Sales Growth (Organic)	2.1%	1.7%	3.7%		2.2%

Operating Income (as reported)	$305,565	$54,583	$94,077	$(68,018)	$386,207
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	45,780	289	(1,299)	—	44,770
Share-Based Compensation	608	184	129	29,874	30,795
Severance and Other Charges	1,840	3,151	2,480	6,305	13,776
Effects of Acquisitions and Divestitures	—	760	—	—	760
Gains, Losses and Settlements impacting comparability	2,195	381	—	4,720	7,296
Adjusted Operating Income	$355,988	$59,348	$95,387	$(27,119)	$483,604
Effect of Currency Translation	5,079	5,856	—	—	10,935
Adjusted Operating Income (Constant Currency)	$361,067	$65,204	$95,387	$(27,119)	$494,539

Adjusted Operating Income Growth	4.5%	-3.3%	2.2%		4.1%
Adjusted Operating Income Growth (Constant Currency)	6.2%	6.4%	2.3%		6.4%
Adjusted Operating Income Margin (Constant Currency)	7.0%	4.4%	12.2%		6.6%

	Six Months Ended
	April 3, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$5,083,493	$1,458,369	$755,118		$7,296,980
Adjusted Sales (Organic)	$5,083,493	$1,458,369	$755,118		$7,296,980

Operating Income (as reported)	$289,959	$51,039	$96,180	$(80,422)	$356,756
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	55,502	1,647	(1,321)	—	55,828
Share-Based Compensation	1,542	2,624	374	31,928	36,468
Severance and Other Charges	(888)	1,148	158	14,386	14,804
Gains, Losses and Settlements impacting comparability	(6,148)	4,825	(2,132)	4,275	820
Adjusted Operating Income	$339,967	$61,283	$93,259	$(29,833)	$464,676

Operating Income Margin (as reported)	5.7%	3.5%	12.7%		4.9%
Adjusted Operating Income Margin	6.7%	4.2%	12.4%		6.4%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015

Net Income Attributable to Aramark Stockholders (as reported)	$66,354	$59,823	$159,697	$145,320
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	17,941	27,139	44,770	55,828
Share-Based Compensation	14,694	19,669	30,795	36,468
Severance and Other Charges	11,205	6,361	13,776	14,804
Effects of Acquisitions and Divesitures	760	—	760	—
Gains, Losses and Settlements impacting comparability	4,440	4,563	7,296	820
Tax Impact of Adjustments to Adjusted Net Income	(19,144)	(26,951)	(38,257)	(46,575)
Adjusted Net Income	$96,250	$90,604	$218,837	$206,665
Effect of Currency Translation, net of Tax	2,308	—	6,879	—
Adjusted Net Income (Constant Currency)	98,558	90,604	225,716	206,665

Adjusted Earnings Per Share
Adjusted Net Income	$96,250	$90,604	$218,837	$206,665
Diluted Weighted Average Shares Outstanding	248,270	246,019	248,013	245,381
	$0.39	$0.37	$0.88	$0.84

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$98,558	$90,604	$225,716	$206,665
Diluted Weighted Average Shares Outstanding	248,270	246,019	248,013	245,381
	$0.40	$0.37	$0.91	$0.84

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	April 1, 2016	April 3, 2015

Net Income Attributable to Aramark Stockholders (as reported)	$250,323	$236,746
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	99,022	114,995
Share-based compensation	67,127	61,857
Effect of Currency Translation	10,935	—
Severance and other charges	65,517	54,531
Effects of Acquisitions and Divestitures	760	—
Branding	—	12,058
Gains, Losses and Settlements impacting comparability	10,094	68
Tax impact of Adjustments to Adjusted Net Income	(96,862)	(104,862)
Adjusted Net Income	$406,916	$375,393
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income	96,862	104,862
Provision for Income Taxes	120,123	113,551
Interest and Other Financing Costs, net	285,884	292,588
Adjusted Operating Income	$909,785	$886,394
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	(99,022)	(114,995)
Depreciation and Amortization	501,417	509,865
Adjusted EBITDA	$1,312,180	$1,281,264

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,408,353	$5,567,223
Adjusted EBITDA	$1,312,180	$1,281,264
Debt/Adjusted EBITDA	4.1	4.3